SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|     Definitive Proxy Statement

|_|     Definitive Additional Materials

|_|     Soliciting Material Pursuant to ss.240.14a-12

                               FREESHOP.COM, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------

         (2)    Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                --------------------------------------------------------------

         (4)    Proposed maximum aggregate value of transaction:

                ---------------------------------------------------------------

         (5)    Total fee paid:

                ---------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

                ---------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

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         (2)     Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------

         (3)     Filing Party:

                 --------------------------------------------------------------

         (4)     Date Filed:

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

                                 [FREESHOP LOGO]

                               FREESHOP.COM, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104
            Telephone: (206) 441-9100     Facsimile: (206) 441-9661

                                                                   July 27, 2000

Dear Shareholder:

     On behalf of FreeShop.com, Inc. (the "Company"), I cordially invite you to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Wednesday, August 23, 2000 at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101.

     At the Annual Meeting, the shareholders will be asked to:

     1. elect four directors to the Company's Board of Directors (the "Board"); and
     2. vote on a proposal to approve the Company's 2000 Employee Stock Purchase Plan.

     The Board unanimously recommends that shareholders vote "FOR" these two proposals.

     Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

     On behalf of the Board, I would like to express our appreciation for your support of the Company. We look forward to seeing you at the meeting.

                                 Sincerely,


                                 /s/ Timothy C. Choate

                                 Timothy C. Choate
                                 Chairman, President and Chief Executive Officer

                               FREESHOP.COM, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, AUGUST 23, 2000

To The Shareholders of FreeShop.com, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FreeShop.com, Inc., a Washington corporation (the "Company"), will be held on Wednesday, August 23, 2000 at [2:00 p.m.] local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101, for the following purposes, which are more fully described in the accompanying Proxy Statement:

     1. To elect four directors to the Company's Board of Directors to serve until the 2001 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal, or the election of their successors;

     2. To approve the Company's 2000 Employee Stock Purchase Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record of the Company's Common Stock at the close of business on July 14, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of shareholders as of that date will be available at the meeting and for ten (10) days prior to the meeting at the Company's principal executive offices located at 95 South Jackson Street, Suite 300, Seattle, Washington 98104.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ Timothy C. Choate

                                 Timothy C. Choate
                                 Chairman, President and Chief Executive Officer

Seattle, Washington
July 27, 2000

                             Your vote is important!

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A postage-prepaid envelope is also enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

                               FREESHOP.COM, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104

                              ---------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, AUGUST 23, 2000

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of FreeShop.com, Inc., a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. local time on Wednesday, August 23, 2000, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, a proxy card and the Annual Report of the Company, which includes financial statements for its fiscal year ended December 31, 1999, are being sent to all shareholders of record as of the close of business on July 14, 2000, on or about August 1, 2000. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

Quorum and Voting Rights

     At the close of business on July 14, 2000, there were 15,661,425 shares of common stock, no par value (the "Common Stock"), of the Company outstanding. Only holders of record of the shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, shall constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person.

     If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and a general description on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board on that proposal. The recommendation of the Board for each proposal is shown on the proxy card. For the reasons stated in more detail later in the Proxy Statement, the Board recommends a vote (i) "FOR" the individuals nominated to serve as directors and
(ii) "FOR" the Company's 2000 Employee Stock Purchase Plan.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented for action, however, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

     On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. Under Washington law and the Company's Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum exists at the meeting: (i) the nominees for directors who receive the greatest number of votes cast in the election of directors will be elected and (ii) the proposals to approve the Company's 2000 Employee Stock Purchase Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

     Shareholders may abstain from voting for the nominees for director and may abstain from voting on the proposal to approve the Company's 2000 Employee Stock Purchase Plan. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum. Abstention from voting on the proposal to approve the 2000 Employee Stock Purchase Plan will have no effect, as approval of this proposal is based solely on the number of votes actually cast.

     Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors. The failure of a brokerage firm or other intermediary to vote its customers' shares on the proposal for the election of directors will have no effect on any proposal as approval of each proposal is based solely on the number of votes actually cast. Brokerage firms and other intermediaries do not have discretion to vote their customers' shares on the proposal to approve the Company's 2000 Employee Stock Purchase Plan. Such "broker non-votes" will not be counted as votes cast against the proposal to approve the Company's 2000 Employee Stock Purchase Plan, however, and will have no effect on the proposal as approval is based solely on the number of votes actually cast.

Revocability of Proxies

     If you execute a proxy, you may revoke it by taking one of the following three actions: (i) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Wednesday, August 23, 2000; (ii) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Wednesday, August 23, 2000; or (iii) by personally attending and voting at the meeting.

Solicitation Of Proxies

     The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. The Company has incurred minimal costs related to this proxy solicitation to date, but anticipates it will incur approximately $20,000 in the future related to the proxy preparation, distribution and collection process. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board in person or by telephone. The Company will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Common Stock.

Shareholder Proposals for 2001 Annual Meeting

     An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with the Company's 2001 Annual Meeting of

Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than April 3, 2001, and satisfy certain other requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. A shareholder must have been a record or beneficial owner of at least one percent of the Company's outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

     A shareholder of record who intends to nominate a director for election or submit a proposal at the 2001 Annual Meeting that is not eligible for inclusion in the Company's Proxy Statement must provide written notice to the Company, addressed to the Secretary of the Company at its principal executive offices, not later than May 25, 2001.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The directors to be elected at the Annual Meeting will serve on the Board until the 2001 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal. Timothy C. Choate, John P. Ballantine, John B. Balousek and Kirk M. Loevner, who constitute the current directors of the Company, have all been nominated by the Board for election at the Annual Meeting. The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

Nominees for Director

Timothy C. Choate                                                         Age 35

     Mr. Choate has served as Chairman, President and Chief Executive Officer since March 1998 and as a director since July 1997. From July 1997 to March 1998, Mr. Choate served as a Vice President of Micro Warehouse, Inc. In 1994, Mr. Choate co-founded Online Interactive, Inc., the former parent of FreeShop, and served as its Chairman, President and Chief Executive Officer until March 1997. Before 1994, Mr. Choate served as President of Softdisk Publishing LLC, a software publishing company. Mr. Choate's prior experience includes serving as a Senior Marketing Manager at Prodigy Communications Corporation, an Internet access and content provider, and developing and launching the New Products Division for Business Week, a division of the McGraw-Hill Companies Inc. Mr. Choate serves on the boards of directors of Digital River, Inc., a provider of electronic commerce outsourcing solutions, and LapLink.com, Inc., an Internet file transfer company. Mr. Choate holds a B.S.E. degree in Marketing and Entrepreneurial Management from the Wharton School of Business at the University of Pennsylvania.

John P. Ballantine                                                        Age 37

     Mr. Ballantine has served as a Director since July 1997. Since March 1999, Mr. Ballantine has served as Chairman and Chief Executive Officer of iStart Ventures LLC, a developer of early-stage e-commerce concepts. From July 1997 to March 1998, Mr. Ballantine served as a Vice President of Micro Warehouse, Inc. In 1994, Mr. Ballantine co-founded Online Interactive and served as its Executive Vice President and later as President and Chief Executive Officer. From February 1993 to June 1994, Mr. Ballantine served as Vice President of Softdisk Publishing, where he managed online shopping applications with America Online, CompuServe, Prodigy and GEnie. From March 1989 to February 1993, Mr. Ballantine served as Vice President of Sales for DataEnvelope, a full-service software marketing and distribution company. Mr. Ballantine holds a B.S.E. degree in Finance and International Business from the San Diego State University School of Business.

John P. Balousek                                                          Age 55

     Mr. Balousek has served as a Director since February 1999. In 1998 Mr. Balousek co-founded PhotoAlley.com, an online retailer of photographic equipment, supplies and services. From 1979 to 1997, Mr. Balousek served in various positions, including President/Chief Operating Officer and Director of Foote, Cone & Belding Communications, Inc., a global advertising and communications company. In 1996, Mr. Balousek served as Chairman/Chief Executive Officer of True North Technologies, a digital and interactive service of True North Communications, Foote, Cone & Belding's parent company. Mr. Balousek currently serves as a director for Geoworks Corporation, a provider of end-to-end solutions for the wireless communications market; Transilluminant Corporation, a privately held company focusing on electronic data marketing; and EDB Holdings, Inc., a superoptical retailing company. Mr. Balousek holds an undergraduate degree from Creighton University and a from Northwestern University.

Kirk M. Loevner                                                           Age 43

     Mr. Loevner has served as a Director since November 1998. In February 1999, Mr. Loevner founded PublishOne, Inc., an online publishing service for businesses, of which he is currently President and Chief Executive Officer. From August 1996 to August 1998, Mr. Loevner served as President and Chief Executive Officer of the Internet Shopping Network, Inc., an online retailer and auction house. From November 1993 to July 1996, Mr. Loevner served as a Vice President and General Manager of Silicon Graphics Inc., a leading supplier of visual computing and high-performance computer systems. Before November 1993, Mr. Loevner served as a Vice President and General Manager of Apple Computer Inc., a computer manufacturing company. Mr. Loevner currently serves on the board of directors of the Software Industry and Information Association, a software industry association. Mr. Loevner holds a B.S.E. degree in Computer Science from Tufts University and an M.B.A. degree in General Management from Harvard University.

     The Board unanimously recommends a vote "FOR" all the nominees named in Proposal 1.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board. The Company has determined that the Board shall be composed of six directors. Four directors currently serve on the Board, with two vacancies existing. The Company intends to appoint individuals to fill the vacancies after it identifies suitable candidates. Each director is elected for a period of one year at the annual meeting of shareholders and serves until the next annual meeting or until his or her successor is duly elected and qualified. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis.

     In order for a shareholder to nominate one or more candidates for election as directors at an annual meeting of shareholders, the shareholder must give timely notice of the proposal to nominate such candidate(s) in writing to the Secretary of the Company not less than 90 days prior to the first anniversary of the date that the Company's annual meeting was held.

Meetings of the Board

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met eight times during the Company's fiscal year ended December 31, 1999, including action taken by unanimous written consent on four occasions. No incumbent member attended fewer than 88% of the total number of meetings (including consents) of the Board and of any Board committees of which he was a member during that fiscal year.

Compensation of Directors

     Directors of the Company do not receive cash compensation for their services as directors or members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending Board or Committee meetings.

     The Company's 1997 Stock Option Plan, as amended (the "Option Plan"), permits the grant of options for the purchase of shares of Common Stock to directors of the Company.

     On February 10, 1999, Mr. Balousek was granted an option to purchase 16,000 shares of Company common stock at a strike price of $2.50, vesting 50% at issue and the balance in quarterly increments over the course of eight consecutive quarters. There were no other option grants to named directors in 1999.

Committees of the Board

     Committees of the Board consist of an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of Messrs. Ballantine, Balousek and Loevner, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met one time during the fiscal year ended December 31, 1999. The Compensation Committee, which was composed of Messrs. Ballantine and Lansing, reviewed and recommended to the Board the compensation and benefits to be provided to the Company's officers as well as reviews general policy matters relating to employee compensation and benefits. The Compensation Committee met two times during the fiscal year ended December 31, 1999. Due to Mr. Lansing's resignation in March 2000, only one director is currently appointed to the Compensation Committee. The Compensation Committee needs a minimum of two non-employee directors in order to function. Until another director is appointed to the Compensation Committee, all functions previously handled by the Compensation Committee are being handled by the full Board of Directors.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of its Common Stock as of June 30 2000, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Company's four most highly compensated executive officers, and (iv) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

  Directors, Named Executive Officers        Number of Shares
         and 5% Shareholders(2)            Beneficially Owned(1)   % of Total Shares Owned
--------------------------------------     ----------------------  -----------------------
Fingerhut Companies, Inc.                        5,131,255                  32.71
4400 Baker Road
Minnetonka, MN 55343(3)

Timothy C. Choate(4)                             1,845,121                  11.76

John P. Ballantine(5)                            1,657,739                  10.56

Kirk M. Loevner(6)                                  88,171                   *

John B. Balousek(7)                                 54,000                   *

Lisa Wolff(8)                                       66,946                   *

John A. Wade(9)                                     60,960                   *

Ron Christiansen(10)                                52,700                   *

William H. Fritsch(11)                              43,967                   *

All directors and executive officers             3,869,604                  24.47
 as a group (8 persons)(12)

* Represents beneficial ownership of less than one percent (1%) of the Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common Stock subject to options currently exercisable, or exercisable within 60 days after June 30, 2000, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership for any other person. Applicable percentage ownership based on aggregate Common Stock outstanding as of June 30, 2000, together with the applicable options of such shareholder.

(2) Unless otherwise indicated, the address of each beneficial owner is that of the Company.

(3) Federated Department Stores, Inc. may be deemed to control Fingerhut by virtue of its ownership of 100% of Fingerhut's capital stock and its corresponding right to elect Fingerhut's directors, and, therefore, the Company's common stock owned by Fingerhut may also be deemed to be beneficially owned by Federated.

(4) Represents 1,831,121 shares held by Mr. Choate directly, 12,000 shares held by trusts established for Mr. Choate's children and 2,000 shares that Mr. Choate has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(5) Represents 1,641,739 shares held by Mr. Ballantine directly and 16,000 shares that Mr. Ballantine has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(6) Represents 73,171 shares held by Kirk Loevner Trust w/d/t dated 8/5/96 directly and 15,000 shares that Mr. Loevner has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(7) Represents 12,000 shares held by Mr. Balousek directly, 30,000 shares held by the Balousek Family Limited Partnership, 10,000 shares held by the Balousek 1994 Irrevocable Trust, and 2,000 shares that Mr. Balousek has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(8) Represents 65,388 shares held by Ms. Wolff directly and 1,558 shares that Ms. Wolff has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(9) Represents 10,000 shares held by Mr. Wade directly and 50,960 shares that Mr. Wade has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(10) Represents 45,420 shares held by Mr. Christiansen directly and 7,280 shares that Mr. Christiansen has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(11) Represents 15,667 shares held by Mr. Fritsch directly and 27,300 shares that Mr. Fritsch has a right to acquire pursuant to options exercisable within 60 days of June 30, 2000.

(12) Represents 3,747,506 shares listed as to all current directors and executive officers and 122,098 shares issuable within 60 days of June 30, 2000 upon the exercise of outstanding options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 1999, all of the Company's officers and directors, and all of the persons known to the Company to own more than ten percent (10%) of the Common Stock, complied with all such reporting requirements.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee is currently composed only of Mr. Ballantine. In 1999, the Compensation Committee was composed of Messrs. Ballantine and Lansing. Mr. Lansing resigned as a director in March 2000. No member of the Compensation Committee is an officer or employee of the Company. No executive officer of the Company serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee. In addition, no interlocking relationship exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

Transactions with Directors and Officers

     The Company has entered into indemnification agreements with each of its directors and officers containing provisions that may require it, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transactions with Fingerhut

     Fingerhut is the Company's largest shareholder. On December 10, 1998, the Company issued 1,619,387 shares of its Common Stock to Fingerhut for $4.0 million, or $2.47 per share. Immediately following the issuance of the shares, Fingerhut owned 19.9% of the Company's issued and outstanding common stock. On December 10, 1998, the Company entered into a warrant agreement with Fingerhut, pursuant to which the Company granted Fingerhut the several warrants to purchase the Company's Common Stock. In May of 1999 the Company agreed to issue Fingerhut shares of its Series B convertible preferred stock in lieu of Common Stock upon the exercise of these warrants. All of the warrants were exercised prior to the completion of the initial public offering on October 1, 1999. On October 1, 1999, the Series B convertible preferred stock converted into Common Stock.

Certain Business Relationships

     William J. Lansing, a member of the Board during 1999, was the President and Chief Executive Officer of Fingerhut. During 1999, the Company provided approximately $55,000 in lead-generation services to Fingerhut and Fingerhut provided approximately $215,000 in fulfillment services to the Company. Mr. Lansing is also a director of BigStar Entertainment, Inc., a client of FreeShop. In 1998 and 1999, the Company billed BigStar approximately $9,000 and $265,000, respectively, for its services. In January 2000, the Company entered into an agreement with Digital River to offer free commercial software products to the Company's customers. The Company has not yet provided any services under the agreement with Digital River to date. Timothy Choate is a director of Digital River.

     Fingerhut is a significant shareholder of Roxy.com, Inc. In 1999, the Company billed Roxy approximately $425,000 for its services.

                            COMPENSATION AND BENEFITS

Executive Officer Compensation

     The following table sets forth the compensation paid to the Company's Chief Executive Officer and four most highly compensated executive officers for the years ended December 31, 1998 and December 31, 1999.

                           Summary Compensation Table

                                                                                                           Long-Term
                                                                                                          Compensation
                                                                                                      -------------------
                                                                     Annual Compensation                  Securities
                                                           -----------------------------------------      Underlying
Name and Principal Position                                      Salary                 Bonus              Options
-------------------------------------                      --------------------  -------------------  -------------------
Timothy C. Choate(1)                         1999                $107,293               $35,417
Chairman, President and Chief                1998                  26,825(2)                                16,000
Executive Officer

William H. Fritsch                           1999                 105,208                30,208             25,000
Executive Vice President,                    1998                                        50,000
Marketing

John A. Wade                                 1999                  97,500                25,000
Secretary, Vice President, Finance           1998                  37,500                                   80,000
and Chief Financial Officer

Ronald C. Christiansen Vice                  1999                  93,205                25,000             40,000
President, Sales

Lisa C. Wolff                                1999                  76,917                24,167
Vice President, Business                     1998                  65,167
Development

(1)  Mr. Choate became the Company's Chief Executive Officer in March 1998.

(2)  Includes $19,220 in deferred compensation paid in January 1999.

Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding stock option grants to the Company's Chief Executive Officer and four most highly compensated executive officers during the year ended December 31, 1999. The potential realizable value is calculated based on the assumption that the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of its term. These numbers are calculated based on SEC requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by:

     o multiplying the number of shares of Common Stock subject to a given option by the exercise price;

     o assuming that the aggregate stock value derived from that calculation compounds at the annual five percent (5%) or ten percent (10%) rate shown in the table for the entire ten-year term of the option; and

     o    subtracting from that result the aggregate option exercise price.

                              Option Grants in 1999

                                                    Individual Grants
                               ------------------------------------------------------------
                                                                                              Potential Realizable Value
                                               % Of Total                                     At Assumed Annual Rates Of
                                 Number Of       Options                                       Stock Price Appreciation
                                Securities     Granted To       Exercise                           For Option Term
                                Underlying    Employees In     Price (Per                    -----------------------------
                                  Options      Fiscal Year       Share)       Expiration
Name                              Granted          (1)             (2)           Date             5%             10%
------------------------------ -------------- --------------  -------------- --------------  -----------------------------
Timothy C. Choate                     --          --              --              --                --             --
William H. Fritsch                25,000(3)        5.4%          $12.69        11/15/09       $199,517       $505,615
John A. Wade                          --          --              --              --                --             --
Ronald C. Christiansen            40,000(4)        8.7%            2.50         2/9/09          62,889        159,374
Lisa C. Wolff                         --          --              --              --                --             --

(1)  During 1999, options to purchase 462,066 shares were issued to employees.

(2) The exercise price per share was equal to the fair market value of the Common Stock on the date of grant as determined by the board of directors.

(3) Represents options vesting according to the following schedule: 20% vesting at one year, 6.7% vesting quarterly for the following 11 quarters and 6.3% vesting at the end of four years.

(4) Represents options vesting according to the following schedule: 9.1% vesting at six months, 9.1% vesting quarterly for the following nine quarters and 9.0% vesting at the end of three years.

Option Exercises and Fiscal Year-End Values

     The following table sets forth for the Company's Chief Executive Officer and four most highly compensated executive officers the number of shares acquired upon exercise of stock options during the year ended December 31, 1999 and the number of shares subject to exercisable and unexercisable stock options held at December 31, 1999.

                       Aggregated Option Exercises in 1999
                           and Year-End Option Values


                                                                     Number Of Securities             Value Of Unexercised
                                                                Underlying Unexercised Options       In-The-Money Options At
                                                                      At December 31,1999             December 31, 1999(1)
                                                                -------------------------------- --------------------------------
                              Shares Acquired        Value
Name                            On Exercise        Realized      Exercisable     Unexercisable    Exercisable     Unexercisable
---------------------------- ------------------  -------------- ---------------  --------------- ---------------  ---------------
Timothy C. Choate                   14,000             $180,320          1,000            1,000       $   46,980       $   46,980
William H. Fritsch                      --                   --         13,650           61,350          634,725        2,573,025
John A. Wade                            --                   --         32,760           47,240        1,532,076        2,207,124
Ronald C.Christiansen                3,640               41,496          3,640           32,720          165,620        1,488,760
Lisa C. Wolff                        7,185               98,794         22,853            9,563        1,085,388          452,958

(1) The value of unexercised in-the-money options at December 31, 1999 is based on $48.00 per share, the closing price of the Common Stock at such time, less the exercise price per share.

Report on Executive Compensation

     The Compensation Committee of the Board (the "Committee") is responsible for recommending to the Board compensation for the Company's executive officers, and for reviewing and approving compensation recommendations made by the Chief Executive Officer for the other officers and key employees. The Committee is also responsible for administering all of the Company's compensation programs.

     In determining the base salary for a particular executive within the salary range for his or her position, the Committee initially takes into account the salary necessary to encourage the executive to join the Company in lieu of pursuing other employment opportunities. In later years, the Committee considers the amount budgeted for salary increases and the executive's success in achieving the performance objectives established for such executive.

     In August 1997, the Company adopted a stock option program whereby Company executives and employees are granted on option to purchase a number of the Company's Common Stock within a predetermined range on the date of hire. In later years, the Committee considers individual and departmental performance objectives in granting additional options to individual employees. The option program is one element of a three-pronged compensation strategy developed by the Company to compensate its employees, including its senior executives. The remaining elements of this plan are base salary and a bonus based on the Company's financial performance. The Committee believes this compensation strategy closely aligns the interests of executives and other key employees to that of the Company and its shareholders, and also serves to attract and retain high quality employees.

     The Company's Chief Executive Officer, Mr. Choate, does no participate in Committee discussions, nor does he act as a member with respect to matters related to the Chief Executive Officer's compensation. The compensation of the Chief Executive Officer is determined under the same policies and criteria as the compensation of the other executive officers. Mr. Choate did not receive any stock option grants in 1999.

     Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during 1998 will exceed the $1 million limitation.

December 31, 1999                                     THE COMPENSATION COMMITTEE
                                                      William Lansing
                                                      John Balantine

Performance Graph

     The following chart presents a comparison of the cumulative total shareholder returns since the date of the Company's initial public offering (September 27, 1999) of the Company's Common Stock, the Nasdaq Composite Index, and the Inter@ctive Week Internet Index. The graph assumes an initial investment of $100 and reinvestment of all dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                                   September 27, 1999      December 31, 1999
                                   ------------------      -----------------

          FreeShop.com, Inc.             $100.00                $400.00
          Common Stock
          Nasdaq Composite               $100.00                $147.35
          Index
          Inter@ctive Week               $100.00                $180.78
          Internet Index

  PROPOSAL 2 - ADOPTION OF THE FREESHOP.COM, INC. 2000 EMPLOYEE STOCK PURCHASE
                                      PLAN

     The following is a summary of the material provisions of the FreeShop.com, Inc. 2000 Employee Stock Purchase Plan (the "ESPP") which is qualified in its entirety by the full text of the ESPP, a copy of which is attached to this proxy statement.

     On April 17, 2000, the Board adopted the ESPP. The purpose of the ESPP is to enable employees of the Company to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. An aggregate of 2,000,000 shares will be reserved for purchase under the ESPP, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, a merger or consolidation, or other similar changes in capitalization of the Company.

     The ESPP will be administered by a committee of two or more directors of the Board, of which all must be "non-employee" directors, based on semi-annual purchase periods commencing March 16 or September 16 (the "Purchase Period"). The initial Purchase Period commenced on April 17, 2000. Any employee of the Company or a designated subsidiary of the Company as of the first day of a Purchase Period who is regularly scheduled to work a minimum of 20 hours per week may be a participant in the ESPP ("Participant").

     Participation in the ESPP is voluntary, and an eligible employee may elect to participate in the ESPP prior to the commencement of a Purchase Period. For the initial Purchase Period, eligible employees had two (2) pay periods from the first day of the initial Purchase Period to elect to participate in the ESPP for the initial Purchase Period. No employee shall be granted any right to purchase Common Stock under the ESPP if, immediately after such a right to purchase is granted, that employee would own, directly or indirectly, Common Stock possessing five percent (5%) or more of the total combined voting power or value of the Capital Stock of the Company or all its subsidiaries.

Payroll Deductions

     The maximum rate of deduction that a Participant may elect for any Purchase Period is 50% of the Participant's compensation. An amount equal to the elected percentage of the Participant's compensation will be deducted on each regular payday falling within the Purchase Period. All amounts will be deducted from a Participant's compensation on an after-tax basis. No interest will be paid on payroll deductions accumulated under the ESPP. The Company may, in the sole discretion of the committee administering the ESPP, from time to time contribute to each Participant's deductions an amount equal to up to 50% of the payroll deduction credited to that Participant.

     At any time prior to the end of a Purchase Period, a Participant may elect to withdraw from the ESPP. If a Participant withdraws from the ESPP all of the Participant's payroll deductions for that Purchase Period will be promptly returned to the Participant and all contributions made by the Company on behalf of that Participant for the Purchase Period will be returned to the Company. In this situation, the Participant will not be eligible to participate in the ESPP again before the next Purchase Period. If a Participant withdraws effective for a Purchase Period that has not yet commenced, the Participant may elect to participate in any subsequent Purchase Period.

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the purchase of the Company's Common Stock under the ESPP may be assigned, transferred, pledged, hypothecated or otherwise disposed of in any way by the participant.

Purchase of Common Stock

     On the last business day of a Purchase Period (the "Purchase Date") a Participant's accumulated payroll deductions will be applied toward the purchase of shares of Common Stock at a purchase price equal to the lesser of:

     (i) 85% of the fair market value of the Common Stock on the first business day of the Purchase Period; or

     (ii) 85% of the fair market value of the Common Stock on the last business day of the Purchase Period.

     During any Purchase Period, the maximum number of shares of Common Stock that may be purchased by a Participant may not exceed 1,800 shares. During any calendar year, the maximum value of the Common Stock that may be purchased by a Participant under the ESPP is $25,000. If the purchases for all Participants in any Purchase Period would result in the sale of more that 330,000 shares of Common Stock in the aggregate under the ESPP for such Purchase Period, each Participant shall be allocated a pro rata portion of 330,000 shares of Common Stock for that Purchase Period, subject to the limitation that no Participant may purchase more than 1,800 shares in any Purchase Period.

Amendment and Termination of ESPP

     The Board may amend or discontinue the ESPP at any time. No amendment or discontinuation of the ESPP, however, shall without shareholder approval be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the ESPP, (ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities that are applicable to the Company or (iii) permit the issuance of Common Stock before payment therefor in full. The Plan shall automatically terminate when all of the shares of Common Stock provided for under the ESPP have been sold.

Termination of Employment

     Participants have no right to acquire the Company's Common Stock under the ESPP after their employment is terminated, unless that termination results from either death or, in certain situations, approved normal or early retirement. When a Participant dies, the entire amount of deductions and contributions made to the Company on behalf of the employee will be used to purchase Common Stock, unless the estate of the employee notifies the Company otherwise pursuant to certain requirements under the ESPP. Upon a Participant's termination of employment for any other reason on or prior to the last business day of a Purchase Period, the balance in such Participant's account, excluding the contributions made by the Company on behalf of that Participant, will be paid to the Participant within 30 calendar days.

Federal Income Tax Consequences

     The Plan is intended to qualify as an employee stock purchase plan under
Section 423 of the Code. The following is a general outline of tax features and is based on the assumption that the purchase price is equal to the lesser of (a) 85% of the fair market value of the shares of Common Stock on the first day of the Purchase Period or (b) 85% of the fair market value of the shares of Common Stock on the last day of the Purchase Period. Each participant is encouraged to seek specific advice from the participants tax advisor.

     The amounts deducted under the Plan will be reportable by a participant as a part of his or her income for the year in which such amounts would otherwise have been paid to him or her. The participant will not have any additional taxable income at the time shares of Common Stock are purchased under the Plan, even though the purchase will be made for less than fair market value. A participant may have taxable income in the year in which a sale or other disposition is made, depending upon the circumstances.

     When a participant sells shares of Common Stock purchased under the Plan more than two (2) years after the first day of the Purchase Period and more than one (1) year after the shares were transferred to the participant:

          (a) The excess of the fair market value on the date of sale over the amount paid for the shares, or the excess of the fair market value on the first day of the Purchase Period over the purchase price therefor determined as if the Purchase Period ended on that same date, whichever is smaller, will be treated as compensation taxable as ordinary income;

          (b) The excess of the amount realized upon the sale over the sum of the amount paid for the shares and the amount of ordinary income recognized under (a) above will be treated as long-term capital gain;

          (c) If the sales price is less than the amount paid for the shares of Common Stock, the participant will realize a capital loss.

     When a participant sells shares of Common Stock purchased under the Plan less than two (2) years after the first day of the Purchase Period or less than one (1) year after the shares were transferred to the participant:

          (a) The excess of the fair market value on the date of purchase over the amount paid for the shares will be compensation taxable as ordinary income;

          (b) The excess (deficiency) of the amount realized upon the date of sale over the fair market value on the date of purchase will be long- or short-term capital gain (loss);

          (c) The Company will be allowed a tax deduction in the amount of ordinary income described in (a) above, if and to the extent such amount is an ordinary and necessary expense and satisfies the test for reasonable compensation.

     The officers and directors of the Company are eligible to participate in the ESPP.

     The Board has unanimously approved the ESPP and recommends a vote "FOR" approval of the adoption of the ESPP.

                                    AUDITORS

     Representatives of PricewaterhouseCoopers LLP, independent public auditors for the Company for fiscal 1999 and the current fiscal year, will be present at the meeting, will have an opportunity to make a statement if the choose, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Board does not intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Tim C. Choate

                                Timothy C. Choate
                                Chairman, President and Chief Executive Officer

July 27, 2000
Seattle, Washington

                                   APPENDIX A

                               FREESHOP.COM, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.  INTRODUCTION

          Section 1.01 Purpose. The purpose of the FreeShop.com, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is to provide employees of FreeShop.com, Inc., a Washington corporation (the "Company"), and its subsidiary corporations, if any, with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, no par value per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

          Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

          Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

          (a) "Acceleration Date" means the later of the date of stockholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

          (b     "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

          (c)    "Committee" means the committee described in Section 10.01.

          (d) "Common Stock" means the Company's Common Stock, no par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

          (e) "Company" means FreeShop.com, Inc., a Washington corporation, and its successors by merger or consolidation as contemplated by
     Article XI herein.

          (f) "Current Compensation" means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, and including annual bonus payments and all other forms of special compensation.

          (g) "Fair Market Value" as of a given date means such value of the Common Stock as reasonably determined by the Committee, but shall not be less than the last sale price of the Common Stock as then quoted on the NASDAQ National Market System on the date as of which the fair market value is being determined. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03 and in connection therewith shall take such action as it deems necessary or advisable.

          (h) "Participant" means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

          (i) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.

          (j) "Permanent Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than 20 hours per week.

          (k) "Plan" means the FreeShop.com, Inc. 2000 Employee Stock Purchase Plan, as amended, the provisions of which are set forth herein.

          "Purchase Period" means the approximate 6-month period beginning on the sixteenth calendar day of September and March, respectively, and ending on the fifteenth calendar day of March and September, respectively; provided, however, that the initial Purchase Period will commence on the earliest of (i) the date of adoption of this Plan, (ii) the date of shareholder approval of this Plan or (iii) the effective date set forth in Section 9.01; and provided, further, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

          (m) "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions.

                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

          Section 2.01 Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Permanent Full-Time Employee.

          Section 2.02 Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan). Notwithstanding the foregoing, an eligible Permanent Full-Time Employee shall have two pay periods from the Effective Date to elect to participate in the Plan.

          Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

          Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                    ARTICLE III. PAYROLL DEDUCTIONS, COMPANY
                    CONTRIBUTIONS AND STOCK PURCHASE ACCOUNT

          Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of up to 50% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time and may elect to retain the funds then deposited in such Participant's Stock Purchase Account in such Account for the duration of the then current Purchase Period and purchase the Company's Common Stock in accordance with Article IV hereof and such other relevant provisions of the Plan, or to have the funds then deposited in the Participant's Stock Purchase Account promptly disbursed to the Participant, all as subject to such limitations as the Committee in its sole discretion may impose.

          Section 3.02 Company Contributions. The Company may, in the sole discretion of the Committee, from time to time contribute to each Participant's Stock Purchase Account an amount equal to up to 50% of each payroll deduction credited to such Account. No Company contributions shall be deemed to have been made until such contributions are credited to the Participant's Stock Purchase Account as provided in Section 3.03.

          Section 3.03 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday, and Company contributions will be credited to the Participant's Stock Purchase Account on the last business day of the Purchase Period at the time of and in connection with the purchase of shares of Common Stock in accordance with Articles IV and V hereof.

          Section 3.04 Interest. No interest will be paid upon payroll deductions, Company contributions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

          Section 3.05 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

          Section 3.06 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

          Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 1,800 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period,

(b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year and (c) if the purchases for all Participants in any Purchase Period would result in the sale of more than 330,000 shares of Common Stock in the aggregate under the Plan for such Purchase Period, each Participant shall be allocated a pro rata portion of the 330,000 shares of Common Stock to be sold for that Purchase Period. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.03, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.

          Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                          ARTICLE V. EXERCISE OF RIGHT

          Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

          Section 5.02 Cash Distributions. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be rolled over to the next following Purchase Period unless the Participant has elected not to participate in such Purchase Period, in which event such amount will be paid to the Participant in cash within 30 days after the end of that Purchase Period.

          Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                 ARTICLE VI. WITHDRAWAL FROM PLAN; SALE OF STOCK

          Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days, provided that in no event shall any Participant be entitled to withdraw from such Account any Company contributions credited to such Account at the end of the Purchase Period pursuant to Section
3.03. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

          Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such

Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide, provided that in no event shall any Participant's estate be entitled to receive from such Account any Company contributions credited to such Account at the end of the Purchase Period pursuant to Section 3.03. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

          Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash within 30 days after the end of that Purchase Period, provided that (i) in no event shall any Participant be entitled to receive from such Account any Company contributions credited to such Account at the end of the Purchase Period pursuant to Section 3.03, and (ii) such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than six months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days, provided that in no event shall any Participant be entitled to receive from such Account any Company contributions credited to such Account at the end of the Purchase Period pursuant to Section 3.03. For purposes of this
Section 6.03, a transfer of employment to any Affiliate, or a leave of absence that has been approved by the Committee, will not be deemed a termination of employment as a Permanent Full-Time Employee.

                         ARTICLE VII. NONTRANSFERABILITY

          Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

          Section 7.02 Nontransferable Account. Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                        ARTICLE VIII. STOCK CERTIFICATES

          Section 8.01 Delivery. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate, or in lieu thereof, an electronic confirmation, representing the Common Stock purchased on the last business day of such Purchase Period.

          Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

          Section 8.03 Completion of Purchase. A Participant shall have no interest in the Common Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.

          Section 8.04 Form of Ownership. The certificates representing Common Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

                    ARTICLE IX. EFFECTIVE DATE, AMENDMENT AND
                               TERMINATION OF PLAN

          Section 9.01 Effective Date. The Plan was approved by the Board of Directors on April 17, 2000 and shall be approved by the stockholders of the Company within twelve (12) months thereof.

          Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on the date prescribed by Section 1.03(l).

          Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without stockholder approval be made that: (i) absent such stockholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan,
(ii) requires stockholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Stock before payment therefor in full

          Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.03 have been sold.

                            ARTICLE X. ADMINISTRATION

          Section 10.01 The Committee. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "non-employee directors" with respect to the Plan within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

          Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

          Section 10.03 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 2,000,000 shares.

          Section 10.04 Notices. Notices to the Committee should be addressed as follow:

                        FreeShop.com, Inc.
                        95 South Jackson Street, Suite 300
                        Seattle, Washington 98104
                        Attn: John Wade, CFO

                                   ARTICLE XI.
                   ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

          Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

          Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                           ARTICLE XII. APPLICABLE LAW

     Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Washington.

                               FREESHOP.COM, INC.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Timothy C. Choate and Dave Davis as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of FreeShop.com, Inc. held of record by the undersigned at the close of business on July 14, 2000 at the Annual Meeting of Shareholders to be held on Wednesday, August 23, 2000, or any adjournment or postponement thereof.

Please mark your votes [X] as indicated.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.   ELECTION OF DIRECTORS:

FOR Timothy C. Choate                                         |_|
WITHHOLD AUTHORITY to vote for Timothy C. Choate              |_|

FOR John P. Ballantine                                        |_|
WITHHOLD AUTHORITY to vote for John P. Ballantine             |_|

FOR John B. Balousek                                          |_|
WITHHOLD AUTHORITY to vote for John B. Balousek               |_|

FOR Kirk M. Loevner                                           |_|
WITHHOLD AUTHORITY to vote for Kirk M. Loevner                |_|

FOR the nominee listed below:                                 |_|

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FOR the nominee listed below:                                 |_|

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FOR the nominee listed below:                                 |_|

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2.   PROPOSAL TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

                           FOR |_|     AGAINST |_|     ABSTAIN |_|

3. In their discretion the Proxies are authorized to vote upon such other business as may property come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:                               , 2000
       -----------------------------


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Signature


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Signature, if held jointly